                                                                   EXHIBIT 99.4

                            ROTECH HEALTHCARE INC.

                               LETTER TO CLIENTS

                                 for Tender of
                                All Outstanding
                   9 1/2% Senior Subordinated Notes Due 2012
                                in exchange for
                                  Registered
                   9 1/2% Senior Subordinated Notes Due 2012

  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON      ,
  2002, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

   We are enclosing with this letter a prospectus dated        , 2002 of Rotech
Healthcare Inc. (the "Issuer") and the related letter of transmittal. These two documents together constitute the Issuer's offer to exchange its 9 1/2% Senior Notes due 2012 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 9 1/2% Senior Notes due 2012 (the "Old Notes"). The exchange of Old Notes for New Notes and related documentation are referred to herein as the "Exchange Offer."

   The Exchange Offer for the Old Notes is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

   We are the holder of record of Old Notes held by us for your own account. A tender of your Old Notes held by us can be made only by us as the record holder according to your instructions. The letter of transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

   We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account under the terms and conditions of the Exchange Offer. We also request that you confirm that we may, on your behalf, make the representations contained in the letter of transmittal.

   Under the letter of transmittal, each holder of Old Notes will represent to the Issuer that:

    1. that person is not an "affiliate," as defined in Rule 144 of the Securities Act, of either of the Issuer or a broker-dealer tendering Old Notes acquired directly from us for its own account,

    2. that person does not have an arrangement or understanding with any person to participate in the distribution of the New Notes or the Old Notes, and

    3. any New Notes received are being acquired in the ordinary course of business of the person receiving such New Notes.

   In addition, each holder of Old Notes will represent to the Issuer that:

    1. if that person is not a broker-dealer or is a broker-dealer but will not receive new notes for its own account, it is not engaged in and does not intend to participate in the distribution of New Notes, and

    2. if that person is a broker-dealer that will receive the New Notes for its own account in exchange for Old Notes, such person acknowledges that those Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of any such New Notes. By so acknowledging and by delivering a prospectus, however, such person will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                          Very truly yours,

   Please return your instructions to us in the enclosed envelope within ample time to permit us to submit a tender on your behalf before the Expiration Date.

                    INSTRUCTION TO DTC TRANSFER PARTICIPANT

To Participant of The Depository Trust Company:

   The undersigned hereby acknowledges receipt and review of the prospectus
dated      , 2002 of Rotech Healthcare Inc. (the "Issuer") and the related letter of transmittal. These two documents together constitute the Issuer's offer to exchange its 9 1/2% Senior Subordinated Notes due 2012 (the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 9 1/2% Senior Subordinated Notes due 2012 (the "Old Notes"). The exchange of Old Notes for New Notes is referred to herein as the "Exchange Offer."

   This will instruct you, the registered holder and DTC participant, as to the action to be taken by you relating to the Exchange Offer for the Old Notes held by you for the account of the undersigned.

   The aggregate principal amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

             Title of Series            Principal Amount
             -----------------------------------------------------
             9 1/2% Senior
               Subordinated Notes due
               2012

   With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

[_] To TENDER all Old Notes held by you for the account of the undersigned.
[_] To TENDER the following amount of Old Notes held by you for the account of the undersigned:

             Title of Series            Principal Amount Tendered
             -----------------------------------------------------
             9 1/2% Senior
               Subordinated Notes due
               2012

[_] NOT to TENDER any Old Notes held by you for the account of the undersigned.

   If no box is checked, a signed and returned Instruction to DTC Transfer Participant will be deemed to instruct you to tender all Old Notes held by you for the account of the undersigned.

   If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the letter of transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that

    1. any New Notes received are being acquired in the ordinary course of business of the undersigned;

    2. the undersigned does not have an arrangement or understanding with any person to participate in the distribution of the New Notes or the Old Notes;

    3. the undersigned is not an "affiliate," as defined in Rule 144 of the Securities Act, of either of the Issuer or a broker-dealer tendering Old Notes acquired directly from us for its own account;

    4. if the undersigned is not a broker-dealer or is a broker-dealer but will not receive new notes for its own account, it is not engaged in and does not intend to participate in distribution of New Notes; and

    5. if the undersigned is a broker-dealer that will receive the New Notes for its own account in exchange for Old Notes, the undersigned acknowledges that those Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of any such New Notes. By so acknowledging and by delivering a prospectus, however, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE

  Name of beneficial owner(s): ________________________________________________
  Signature(s): _______________________________________________________________
  Name(s) (please print): _____________________________________________________
  Address: ____________________________________________________________________
         ______________________________________________________________________
  Telephone Number: ___________________________________________________________
  Taxpayer Identification or Social Security Number: __________________________
  Date: _______________________________________________________________________